UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
___________________________________________

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported):

February 3, 2014
___________________________________________

THERMO FISHER SCIENTIFIC INC.
(Exact name of Registrant as specified in its Charter)

Delaware	1-8002	04-2209186
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

81 Wyman Street
Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

(781) 622-1000
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

THERMO FISHER SCIENTIFIC INC.

Explanatory Note.

As previously reported in a Current Report on Form 8-K filed on February 4, 2014 (the “Initial Filing”), on February 3, 2014, pursuant to the Agreement and Plan of Merger, dated as of April 14, 2013 (the “Merger Agreement”), by and among Life Technologies Corporation (“Life Technologies”), Thermo Fisher Scientific Inc. (“Thermo Fisher”), and Polpis Merger Sub Co., an indirect wholly owned subsidiary of Thermo Fisher (“Merger Sub”), Merger Sub merged with and into Life Technologies (the “Merger”), with Life Technologies surviving the Merger as an indirect wholly owned subsidiary of Thermo Fisher. On April 16, 2014, Thermo Fisher amended the Initial Filing (“Amendment No.1”) to include the historical financial statements of Life Technologies and the pro forma financial information required by Item 9.01 of Form 8-K. This Amendment No. 2 on Form 8-K further amends the Initial Filing and Amendment No.1 principally to include additional pro forma financial information for the nine-month period ended September 27, 2014, which information was not required to be included in the Initial Filing or Amendment No. 1.

Item 9.01.       Financial Statements and Exhibits.

             (b)       Pro Forma Financial Information.

                         See Exhibit Index attached hereto.

THERMO FISHER SCIENTIFIC INC.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 5, 2014	THERMO FISHER SCIENTIFIC INC.

	By:	/s/ Peter E. Hornstra
Peter E. Hornstra
Vice President and Chief Accounting Officer

THERMO FISHER SCIENTIFIC INC.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Pro forma financial information listed in Item 9.01(b).